EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-146628 and 333-151287) on Form S-8 and Registration Statements (Nos. 333-192642, 333-191580, 333-180931 and 333-183413) on Form S-3 of American DG Energy Inc. of our report dated April 9, 2014, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K, of American DG Energy, Inc. for the year ended December 31, 2013.

/s/ MCGLADREY LLP
McGladrey LLP

Boston, Massachusetts
April 9, 2014